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                                                                      Exhibit 16



BDO Seidman, LLP                                 International Place
Accountants and Consultants                      100 S.E. 2nd Street, Suite 2200
                                                 Miami, Florida 33131
                                                 Telephone: (305) 381-8000
                                                 Fax: (305) 374-1135
                                                 Voice Mail: (305) 381-7832


November 20, 2000


Mr. George Mas, Chief Financial Officer
Med/Waste, Inc.
6195 NW 153rd Street
Miami Lakes, FL 33014


Dear Mr. Mas,

This is to confirm that the client-auditor relationship between Med/Waste, Inc. (Commission File Number 000-22294) and BDO Seidman, LLP has ceased.

Sincerely,

/s/ BDO Seidman, LLP
------------------------
BDO Seidman, LLP

cc:     SECPS Letter File
        Securities and Exchange Commission
        Mail/Stop 9-5
        By FAX 202-942-9656

        SECPS Letter File
        Securities and Exchange Commission
        Mail/Stop 11-3
        460 Fifth Street N.W.
        Washington D.C.
        By Fed/Ex